Shareholder votes - Meeting 12/15/2006

WM Group of Funds - WM SAM Funds

              REQUIRED        CURRENT
            VOTING LEVEL    VOTING LEVEL    % OF O/S    % OF VOTED

WM CONSERVATIVE BALANCED PORTFOLIO
To approve the Agreement and Plan of Reorganization.
Vote - Non-Routine
Quorum -  10% O/S
Passing - 50% Voted

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         14,666,784.758    27,589.200.806   47.074     94.053
Against:                       581,918.384      0.993      1.984
Abstain:                       1,162,450.325    1.983      3.963
BNV:                           .000             0.000      0.000
Total Voted: 5,860,822.578     29,333,569.515   50.050     100.00
Needed for
 Quorum      -23,472,746.937 votes              50.050
Needed to
 Pass        -12,922,416.049 affirmative votes             94.053
Outstanding
Shares       58,608,225.784

Approval of Proposed Advisory Agreement with WMA.
Vote - Non-Routine
Quorum -  50% O/S
Passing - 67% Voted
          50% O/S

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         19,653,491.575    27,697,343.028   47.258     94.422
Against:                       519,069.676      0.886      1.770
Abstain:                       1,117,156.811    1.906      3.808
BNV:                           .000             0.000      0.000
Total Voted: 29,304,112.892    29,333,569.515   50.050     100.00
Needed for
 Quorum      -29,456.623 votes                  50.050
Needed to
 Pass        -8,043,851.453 affirmative votes   47.258     94.422
Outstanding
 Shares      58,608,225.784



WM BALANCED PORTFOLIO
To approve the Agreement and Plan of Reorganization.
Vote - Non-Routine
Quorum -  10% O/S
Passing - 50% Voted

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         82,163,303.786    151,781.346.502  46.795     92.366
Against:                       4,105,472.018    1.266      2.498
Abstain:                       8,439,789.053    2.602      3.136
BNV:                           .000             0.000      0.000
Total Voted: 32,435,186.644    164,326,607.507  50.663     100.00
Needed for
 Quorum      -131,891,420.929 votes             50.663
Needed to
 Pass        -69,618,042.716 affirmative votes             92.366
Outstanding
 Shares      324,351,866.445

Approval of Proposed Advisory Agreement with WMA.
Vote - Non-Routine
Quorum -  50% O/S
Passing - 67% Voted
        50% O/S

               REQUIRED         CURRENT
             VOTING LEVEL       VOTING LEVEL     % OF O/S   % OF VOTED
For:         110,098,827.074   152,408,343.006   46.989     92.747
Against:                       3,811,163.821     1.175      2.319
Abstain:                       8,107,100.746     2.499      4.934
BNV:                           .000              0.000      0.000
Total Voted: 162,175,933.223   164,326,607.507   50.663     100.00
Needed for
 Quorum      -2,150,674.351 votes                50.663
Needed to
 Pass       -42,309,515.932 affirmative votes    46.989     92.747
Outstanding
 Shares      324,531,866.445

WM FLEXIBLE INCOME PORTFOLIO
To approve the Agreement and Plan of Reorganization.
Vote - Non-Routine
Quorum -  10% O/S
Passing - 50% Voted

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         19,295,543.028    35,326.328.566    46.482     91.540
Against:                       700,630.757       0.922      1.816
Abstain:                       2,564,126.733     3.374      6.644
BNV:                           .000              0.000      0.000
Total Voted: 7,599,948.660     38,591,086.056    50.778     100.00
Needed for
 Quorum      -30,991,137.396 votes               50.778
Needed to
 Pass        -16,030,785.538 affirmative votes              91.540
Outstanding
 Shares      75,999,486.597

Approval of Proposed Advisory Agreement with WMA.
Vote - Non-Routine
Quorum -  50% O/S
Passing - 67% Voted
        50% O/S

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         25,856,027.658    35,271,060.743   46.410     91.397
Against:                       719,197.469      0.946      1.864
Abstain:                       2,600,827.844    3.422      6.739
BNV:                           .000             0.000      0.000
Total Voted: 37,999,743.299    38,591,086.056   50.778     100.00
Needed for
 Quorum      -591,342.758 votes                50.778
Needed to
 Pass        -9,415,033.085 affirmative votes  46.410     91.397
Outstanding
 Shares      75,999,486.597


WM CONSERVATIVE GROWTH PORTFOLIO
To approve the Agreement and Plan of Reorganization.
Vote - Non-Routine
Quorum -  10% O/S
Passing - 50% Voted

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         60,123,122.089    111,532.850.279  46.778     92.754
Against:                       2,983,727.159    1.251      2.481
Abstain:                       5,729,666.740    2.403      4.765
BNV:                           .000              0.000     0.000
Total Voted: 23,842,856.787    120,246,244.178  50.433     100.00
Needed for
 Quorum     -96,403,387.391 votes               50.433
Needed to
 Pass       -51,409,728.190 affirmative votes              92.754
Outstanding
 Shares      238,428,567.872


Approval of Proposed Advisory Agreement with WMA.
Vote - Non-Routine
Quorum -  50% O/S
Passing - 67% Voted
        50% O/S

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         80,564,983.599    111,610,524.197  46.811     92.818
Against:                       2,880,702.207    1.208      2.396
Abstain:                       5,735,017.774    2.414      4.786
BNV:                           .000             0.000      0.000
Total Voted: 119,214,283.936   120,246,244.178  50.433     100.00
Needed for
 Quorum      -1,031,960.242 votes               50.433
Needed to
 Pass        -31,045,540.598 affirmative votes  46.811     92.818
Outstanding
 Shares       238,428,567.872



WM STRATEGIC GROWTH PORTFOLIO
To approve the Agreement and Plan of Reorganization.
Vote - Non-Routine
Quorum -  10% O/S
Passing - 50% Voted

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         33,490,514.965    62,551.800.730    46.964     93.387
Against:                       1,623,962.915     1.219      2.425
Abstain:                       2,805,266.285     2.106      4.188
BNV:                              .000            0.000     0.000
Total Voted: 13,319,182.428    66,981,029.930    50.289     100.00
Needed for
 Quorum      -53,661,847.502 votes               50.289
Needed to
 Pass        -29,061,285.765 affirmative votes              93.387
Outstanding
 Shares      133,191,824.277


Approval of Proposed Advisory Agreement with WMA.
Vote - Non-Routine
Quorum -  50% O/S
Passing - 67% Voted
        50% O/S

               REQUIRED        CURRENT
             VOTING LEVEL      VOTING LEVEL     % OF O/S   % OF VOTED
For:         44,877,290.053    62,654,410.560   47.041     93.541
Against:                       1,553,866.122    1.167      2.230
Abstain:                       2,772,753.248    2.082      4.140
BNV:                           .000             0.000      0.000
Total Voted: 66,595,912.138    66,981,029.930   50.289     100.00
Needed for
 Quorum      -385,117.792 votes                 50.289
Needed to
 Pass        -17,777,120.507 affirmative votes  47.041     93.541
Outstanding
 Shares      133,191,824.277